Exhibit 99.2

CORRECTIONS CORPORATION OF AMERICA

OFFER TO EXCHANGE

$325,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 4.125% SENIOR NOTES DUE 2020, WHICH

HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND

ALL OF ITS OUTSTANDING UNREGISTERED 4.125% SENIOR NOTES DUE 2020

, 2013

To Brokers, Dealers, Commercial Banks,

Trust Companies and other Nominees:

As described in the enclosed Prospectus, dated                     , 2013 (as the same may be amended or supplemented from time to time, the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), Corrections Corporation of America, a Maryland corporation (the “Company”), is offering to exchange (the “Exchange Offer”) an aggregate principal amount of up to $325,000,000 of its 4.125% Senior Notes due 2020 (the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 4.125% Senior Notes due 2020 (the “Initial Notes”). The Company will accept for exchange any and all Initial Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal.

WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD INITIAL NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

Enclosed herewith are copies of the following documents:

1. The Prospectus;

2. The Letter of Transmittal for your use in connection with the tender of Initial Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

3. A form of Notice of Guaranteed Delivery; and

4. A form of letter, including a letter of instructions to a registered holder from a beneficial owner, which you may use to correspond with your clients for whose accounts you hold Initial Notes that are registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions regarding the Exchange Offer.

Your prompt action is requested. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2013 (the “Expiration Date”), unless extended by the Company.

To participate in the Exchange Offer, certificates for Initial Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Initial Notes into the account of U.S. Bank National Association (the “Exchange Agent”), at the book-entry transfer facility, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent on or prior to the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

The Company will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Initial Notes pursuant to the Exchange Offer. However, the Company will pay or cause to be paid any transfer taxes, if any, applicable to the exchange of Initial Notes, except as otherwise provided in the Prospectus and Letter of Transmittal.

If holders of the Initial Notes wish to tender, but it is impracticable for them to forward their Initial Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to U.S. Bank National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

Corrections Corporation of America

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.